Exhibit 10.1

NOTEHOLDER CONSENT

This Noteholder Consent (this “Consent”) is made and entered into as of September  , 2006 by and between WinWin Gaming, Inc., a Delaware corporation (the “Company”), and the noteholder identified on the signature page hereto (the “Holder”).  Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to them in the Note (as defined below).

BACKGROUND

On or about               , 2006 the Company issued a Secured Convertible Promissory Note (the “Note”) to the Holder as one of a series of like secured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $3,000,000.  The Notes provide that the regular monthly interest payments under the Notes may be deferred until the Maturity Date if the Holder provides its written consent to such deferral.  The Holder by executing this consent is consenting to the deferral of interest payments until the Maturity Date.

CONSENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration the receipt and sufficiency are hereby acknowledged, the parties hereby agree as follows:

1.             The Holder hereby consents to the deferral of all interest payments under the Note until the Maturity Date and hereby waives any Default or Event of Default along with any associated Default Rate interest arising from the Company’s failure to make any past due interest payments.  The Note is hereby amended to the extent necessary to effectuate such deferral of interest payments and related waiver.

2.             This Consent contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Consent.

3.             This Consent may be executed in two or more counterparts, all of which when taken together shall be considered one and the same Consent and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

4.             The execution of this Consent shall not be deemed to be a Consent with respect to any other provision of the Note.  No other provision of the Note or any other document executed in connection with the Note shall be deemed changed or otherwise altered hereby, and all such provisions shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized signatories as of the date first indicated above.

WINWIN GAMING, INC.

By:
Name:
Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized signatories as of the date first indicated above.

HOLDER:

For Individuals

Sign Name Above

Print Name Above

For Entities

Print Name of Entity Above

By:
Name:
Title:

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